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                                                                   EXHIBIT 10.42


                        AMENDMENT TO EMPLOYMENT AGREEMENT
                            OF R. WILLIAM MOORE, JR.
                         (EFFECTIVE DATE AUGUST 1, 1999)

                  This Agreement to the Employment Agreement for R. William Moore, Jr. (Effective Date August 1, 1999) ("Amendment") is made as of June 12, 2000 by and between MEDCATH INCORPORATED a North Carolina corporation (the "Company") and R. WILLIAM MOORE, JR. ("Employee").

                                    RECITALS

         1. Employee has been employed by the Company prior to the date hereof;

         2. Employee and Company desire to continue Employee's employment as President of the Hospital Division of the Company in accordance with the terms of Employee's Employment Agreement (Effective August 1, 1999) and in accordance with the terms of this Amendment, which provides new and additional consideration not previously provided to Employee by Company;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and Company hereby agree as follows:

         1. Paragraph 5(d)(i) of Employee's Employment Agreement (Effective Date August 1, 1999) is amended to read as follows:

         "If (x) the Company terminates Employee's employment under this Agreement for any reason other than Cause, or (y) the Employee terminates his employment under this Agreement for Good Reason, then the Company will be liable to Employee for an amount equal to (A) one times the Employee's Annual Base Compensation, provided that (B) is such termination occurs at the time of and in connection with a Change of Control (as defined in Employee's Incentive
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Stock Option Agreement and Non-qualified Stock Option Agreement both dated as of
July 31, 1998; Employee's Non-Qualified Stock Option Agreement dated as of October 1, 1999; and Employee's Non-Qualified Stock Option Agreement dated as of June 1, 2000), then Company will be liable to Employee for an amount equal to two times the Employee's Annual Base Compensation, in either case to be paid over the twelve (12) month period following the date of termination in substantially equal installment payments and in accordance with the normal payroll practices of the Company, as long as and only if Employee is not otherwise in default hereunder during that period; provided, however, that Employee's salary shall not be payable once Employee becomes employed substantially full-time or otherwise earns, on a monthly basis, at least 75% of Employee's monthly salary hereunder."

         2. Paragraph 6(c)(i)(B) of Employee's Employment Agreement (Effective Date August 1, 1999) is amended as follows:

         Deleting the words "eighteen (18)" in the first sentence and substituting in its place the words "twelve (12)."

         Except as provided in this Amendment, all other provisions, terms, and conditions in Employee's Employment Agreement (Effective Date August 1, 1999), a copy of which is attached hereto, shall remain in full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first written above.

                                     MEDCATH INCORPORATED



                                     By:    /s/ David Crane
                                        ---------------------------------------
                                     Name:  David Crane
                                     Title: President and CEO



                                            /s/ R. William Moore, Jr.
                                     ------------------------------------------
                                            R. William Moore, Jr.


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